October 27, 2017

TO:	Members of the Federal Home Loan Bank of Boston

SUBJECT:	Independent Director Report of Election

The Federal Home Loan Bank of Boston is pleased to announce the results of the election of one independent director, for a term beginning January 1, 2018 and ending on December 31, 2021. The director elected is indicated below.

DISTRICT ONE – NEW ENGLAND

Number of Members Voting in Election (Total Ballots Received)	216
Total Number of Eligible Votes (Potential)	9,450,753
FHFA 20% Threshold Requirement	1,890,151

VOTES RECEIVED
*Cornelius K. Hurley, Jr.	5,212,937
Professor of the Practice of Banking Law at Boston University, former director of the Boston University Center for Finance, Law & Policy, and
Executive Director of the Online Lending Policy Institute, Inc.; qualifications in law, organizational management and bank regulatory matters

We extend a special note of thanks to all our members who participated in this year’s election process.

Sincerely,

/s/ Carol Hempfling Pratt

Carol Hempfling Pratt
Senior Vice President/General Counsel
Corporate Secretary

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*This directorship has not been designated as “public interest;” the Bank’s two public interest directorships are held by other directors.